Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2017 Financial Results

Q4 Fiscal 2017 - Total revenue of $664 million, up 37% Y/Y; $675 million in CC
Fiscal 2017 - Total revenue of $2.29 billion, up 26% Y/Y; $2.32 billion in CC

Waterloo, ON, August 3, 2017 - Open Text Corporation (NASDAQ: OTEX, TSX: OTEX) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2017.

“Fiscal 2017 was a transformational year for OpenText as we strengthened our product offerings with OpenText Release 16 and acquisitions. OpenText delivered a record $2.29 billion in revenues and $728 million in Adjusted Operating Income, representing 26% and 18% in year-over-year growth, respectively” said Mark J. Barrenechea, OpenText CEO & CTO. “Our Annual Recurring Revenues (Cloud Services & Subscriptions and Customer Support) grew 25% to $1.69 billion.”

“Strategic acquisitions and positive organic growth continue to be our leading growth drivers. Fiscal 2018 will be the first full year of benefit from acquisitions completed over the last 12 months and we expect growth in total revenue, annual recurring revenues, margin, and cash flow. As well, we will remain focused on operational excellence and disciplined capital allocation,” said Barrenechea.

Barrenechea concluded, “Our new corporate brand, “OpenText: The Information Company”, has been well received by our customers, partners and employees. OpenText Enterprise Information Management (EIM) enables customers to digitize their processes and supply chains, incorporate more information through machines and unlock the value of that information with our new Artificial Intelligence (AI) platform, Magellan. We support our customers operating in a hybrid world, deploying on-premises, in the OpenText Cloud, or in a cloud of their choice.”
Financial Highlights for Fiscal 2017 with Year Over Year Comparisons

Summary of Annual Results
(in millions except per share data)	FY17	FY16	$ Change	% Change (Y/Y)		FY17 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$705.5	$601.0	$104.5	17.4%		$711.8	18.4%
Customer support	981.1	746.4	234.7	31.4%		993.5	33.1%
Total annual recurring revenues	$1,686.6	$1,347.4	$339.2	25.2%		$1,705.3	26.6%
License	369.1	283.7	85.4	30.1%		372.8	31.4%
Professional service and other	235.3	193.1	42.2	21.9%		239.5	24.0%
Total revenues	$2,291.1	$1,824.2	$466.8	25.6%		$2,317.5	27.0%
GAAP-based operating income	$352.9	$368.6	($15.6)	(4.2)%
Non-GAAP-based operating income (1)	$728.5	$616.8	$111.6	18.1%		$736.0	19.3%
GAAP-based operating margin	15.4%	20.2%	n/a	(480)	bps
Non-GAAP-based operating margin (1)	31.8%	33.8%	n/a	(200)	bps	31.8%	(200)	bps
GAAP-based EPS, diluted(2)(3)	$4.01	$1.17	$2.84	242.7%
Non-GAAP-based EPS, diluted (1)(2)(4)	$2.02	$1.77	$0.25	14.1%		$2.05	15.8%
Net income, attributable to OpenText (3)	$1,025.7	$284.5	$741.2	260.5%
Adjusted EBITDA (1)	$792.5	$671.7	$120.8	18.0%
Operating cash flows	$439.3	$525.7	($86.5)	(16.4)%

Summary of Quarterly Results
(in millions except per share data)	Q4 FY17	Q4 FY16	$ Change	% Change (Y/Y)		Q4 FY17 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$183.6	$156.6	$27.0	17.2%		$186.3	18.9%
Customer support	287.8	193.0	94.8	49.1%		293.0	51.8%
Total annual recurring revenues	$471.4	$349.6	$121.8	34.9%		$479.3	37.1%
License	123.5	86.1	37.4	43.4%		125.6	45.8%
Professional service and other	68.6	48.1	20.5	42.7%		70.5	46.6%
Total revenues	$663.6	$483.8	$179.8	37.2%		$675.4	39.6%
GAAP-based operating income	$106.5	$93.5	$13.0	13.9%
Non-GAAP-based operating income (1)	$219.9	$158.1	$61.8	39.1%		$222.7	40.9%
GAAP-based operating margin	16.0%	19.3%	n/a	(330)	bps
Non-GAAP-based operating margin (1)	33.1%	32.7%	n/a	40	bps	33.0%	30	bps
GAAP-based EPS, diluted(2)	$0.17	$0.35	($0.18)	(51.4)%
Non-GAAP-based EPS, diluted (1)(2)(4)	$0.60	$0.45	$0.15	33.3%		$0.61	35.6%
Net income attributable to OpenText	$46.1	$86.4	($40.3)	(46.6)%
Adjusted EBITDA (1)	$237.0	$173.1	$63.9	36.9%
Operating cash flows	$102.5	$119.1	($16.6)	(14.0)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(4)Please also see note 14 to the Company's Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

“We finished a transformative fiscal year with strong fourth quarter results and delivered on our margin targets including margin expansion for each of the acquisitions,” said OpenText CFO John Doolittle. “Our focus in Fiscal 2018 will be on continued margin expansion, particularly related to ECD, and operating cash flow growth.”

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.

OpenText Quarterly Business Highlights

•	37 customer transactions over $1 million, 18 OpenText Cloud and 19 on-premise

•	Financial, Services, Consumer Goods and Technology industries saw the most demand in cloud and license

•
New customers in the quarter included Deutsche Bundesbank, Hatch, Maxim Lighting, Menarini Group, Companhia de Electricidade de Macau, The County of Los Angeles, Department of Human Resources, NASA Langley Research Center, State of Tennessee Comptroller of the Treasury, Lincolnshire County Council, Qumu, Panasonic, Modec, Singapore’s Ministry of National Development, UEM, LähiTapiola, the Natori Company, Volkswagen Financial Services, SecureWorks, Covenant Health, Illovo Sugar Africa, Constellation Brands, VITAL Shared Services, Ooredoo, Anthem, Southern California Edison, Tecnimont, Scotiabank Inverlat S.A., Alberta Blue Cross Benefits Corp.

•	OpenText Enhances Release 16 to Digitize Business Processes and Manage Information from Engagement to Insight

•	OpenText buys Covisint Corporation

•	OpenText Launches Magellan, New Analytics and Artificial Intelligence (AI) Platform

•	OpenText to Acquire Guidance Software Inc.

•	OpenText Announces Accenture Interactive, Deloitte, SAP and Tata Consultancy Services as Diamond Sponsors at OpenText Enterprise World 2017

•	OpenText Announces OpenText People Center

•	OpenText Announces New Global Cloud Reseller Agreement with SAP to Provide End-to-End HR Document Management

•	OpenText Named SAP Solution Extension Partner of the Year in 2017 SAP® Pinnacle Awards

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on August 2, 2017 a cash dividend to $0.132 per common share. The record date for this dividend is September 1, 2017 and the payment date is September 22, 2017. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Annual Results
	FY17	FY16	% Change
Revenue (million)	$2,291.1	$1,824.2	25.6%
GAAP-based gross margin	66.7%	68.5%	(180)	bps
GAAP-based operating margin	15.4%	20.2%	(480)	bps
GAAP-based EPS, diluted(1)(2)	$4.01	$1.17	242.7%
Non-GAAP-based gross margin (3)	72.6%	72.8%	(20)	bps
Non-GAAP-based operating margin (3)	31.8%	33.8%	(200)	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$2.02	$1.77	14.1%

Summary of Quarterly Results
	Q4 FY17	Q3 FY17	Q4 FY16	% Change (Q4 FY17 vs Q3 FY17)		% Change (Q4 FY17 vs Q4 FY16)
Revenue (million)	$663.6	$593.1	$483.8	11.9%		37.2%
GAAP-based gross margin	66.9%	64.5%	68.4%	240	bps	(150)	bps
GAAP-based operating margin	16.0%	11.0%	19.3%	500	bps	(330)	bps
GAAP-based EPS, diluted(2)	$0.17	$0.08	$0.35	112.5%		(51.4)%
Non-GAAP-based gross margin (3)	73.6%	71.2%	72.4%	240	bps	120	bps
Non-GAAP-based operating margin (3)	33.1%	29.1%	32.7%	400	bps	40	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$0.60	$0.45	$0.45	33.3%		33.3%
(1) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Please see note 2 "Use of Non-GAAP Financial Measures" below
(4) Please also see note 14 to the Company's Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Shelf Renewal

The Company also announced today that it is filing a renewed preliminary short form base shelf prospectus with the securities regulatory authorities in each of the provinces of Canada. A final shelf prospectus, once a receipt has been issued by the Canadian securities regulatory authorities, will allow OpenText or any selling security holders, as applicable, to offer and issue or sell, as applicable, from time to time, an aggregate of up to US$1 billion of equity and debt securities, or any combination thereof, during the 25-month period that the shelf prospectus remains effective. The Company expects to file a corresponding automatic shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) concurrently with the filing of the final shelf prospectus in Canada. The specific terms of any future offering will be established in a prospectus supplement to the shelf prospectus, which supplement will be filed with the applicable Canadian securities regulatory authorities and the SEC.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm.

A replay of the call will be available beginning August 3, 2017 at 7:00 p.m. ET through 11:59 p.m. on August 17, 2017 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1541 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText enables the digital world, creating a better way for organizations to work with information, on premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2018 (Fiscal 2018) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, expected ECD Business revenue contributions, adjusted operating income and cash flow, its financial condition, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company's customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xi) the continuous commitment of the Company's customers; and (xii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2017 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2017	June 30, 2016
ASSETS
Cash and cash equivalents	$443,357	$1,283,757
Short-term investments	—	11,839
Accounts receivable trade, net of allowance for doubtful accounts of $6,319 as of June 30, 2017 and $6,740 as of June 30, 2016	445,812	285,904
Income taxes recoverable	32,683	31,752
Prepaid expenses and other current assets	81,625	59,021
Total current assets	1,003,477	1,672,273
Property and equipment	227,418	183,660
Goodwill	3,416,749	2,325,586
Acquired intangible assets	1,472,542	646,240
Deferred tax assets	1,215,712	241,161
Other assets	93,763	53,697
Deferred charges	42,344	22,776
Long-term income taxes recoverable	8,557	8,751
Total assets	$7,480,562	$5,154,144
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$342,120	$257,450
Current portion of long-term debt	182,760	8,000
Deferred revenues	570,328	373,549
Income taxes payable	31,835	32,030
Total current liabilities	1,127,043	671,029
Long-term liabilities:
Accrued liabilities	50,338	29,848
Deferred credits	5,283	8,357
Pension liability	58,627	61,993
Long-term debt	2,387,057	2,137,987
Deferred revenues	61,678	37,461
Long-term income taxes payable	162,493	149,041
Deferred tax liabilities	94,724	79,231
Total long-term liabilities	2,820,200	2,503,918
Shareholders' equity:
Share capital
264,059,567 and 242,809,354 Common Shares issued and outstanding at June 30, 2017 and June 30, 2016, respectively; authorized Common Shares: unlimited	1,439,850	817,788
Additional paid-in capital	173,604	147,280
Accumulated other comprehensive income	48,800	46,310
Retained earnings	1,897,624	992,546
Treasury stock, at cost (1,101,612 shares at June 30, 2017 and 1,267,294 at June 30, 2016, respectively)	(27,520)	(25,268)
Total OpenText shareholders' equity	3,532,358	1,978,656
Non-controlling interests	961	541
Total shareholders' equity	3,533,319	1,979,197
Total liabilities and shareholders' equity	$7,480,562	$5,154,144

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2017	2016	2015
Revenues:
License	$369,144	$283,710	$294,266
Cloud services and subscriptions	705,495	601,018	605,309
Customer support	981,102	746,409	731,797
Professional service and other	235,316	193,091	220,545
Total revenues	2,291,057	1,824,228	1,851,917
Cost of revenues:
License	13,632	10,296	12,899
Cloud services and subscriptions	300,255	244,021	237,310
Customer support	122,753	89,861	94,456
Professional service and other	195,195	155,584	172,742
Amortization of acquired technology-based intangible assets	130,556	74,238	81,002
Total cost of revenues	762,391	574,000	598,409
Gross profit	1,528,666	1,250,228	1,253,508
Operating expenses:
Research and development	281,680	194,057	196,491
Sales and marketing	444,838	344,235	373,610
General and administrative	170,438	140,397	162,728
Depreciation	64,318	54,929	50,906
Amortization of acquired customer-based intangible assets	150,842	113,201	108,239
Special charges	63,618	34,846	12,823
Total operating expenses	1,175,734	881,665	904,797
Income from operations	352,932	368,563	348,711
Other income (expense), net	15,743	(1,423)	(28,047)
Interest and other related expense, net	(119,124)	(76,363)	(54,620)
Income before income taxes	249,551	290,777	266,044
Provision for income taxes	(776,364)	6,282	31,638
Net income for the period	$1,025,915	$284,495	$234,406
Net (income) loss attributable to non-controlling interests	(256)	(18)	(79)
Net income attributable to OpenText	$1,025,659	$284,477	$234,327
Earnings per share—basic attributable to OpenText	$4.04	$1.17	$0.96
Earnings per share—diluted attributable to OpenText	$4.01	$1.17	$0.95
Weighted average number of Common Shares outstanding—basic	253,879	242,926	244,184
Weighted average number of Common Shares outstanding—diluted	255,805	244,076	245,914
Dividends declared per Common Share	$0.4770	$0.4150	$0.3588
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Consolidated Financial Statements are presented on a post share split basis.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended June 30,
	2017	2016
Revenues:
License	$123,497	$86,126
Cloud services and subscriptions	183,638	156,624
Customer support	287,804	192,969
Professional service and other	68,615	48,084
Total revenues	663,554	483,803
Cost of revenues:
License	3,388	3,106
Cloud services and subscriptions	79,588	64,889
Customer support	35,224	25,237
Professional service and other	58,028	41,546
Amortization of acquired technology-based intangible assets	43,288	17,994
Total cost of revenues	219,516	152,772
Gross profit	444,038	331,031
Operating expenses:
Research and development	81,301	53,747
Sales and marketing	129,541	95,815
General and administrative	47,499	33,330
Depreciation	17,190	14,931
Amortization of acquired customer-based intangible assets	42,594	29,637
Special charges	19,461	10,092
Total operating expenses	337,586	237,552
Income from operations	106,452	93,479
Other income (expense), net	11,178	409
Interest and other related expense, net	(32,372)	(21,902)
Income before income taxes	85,258	71,986
Provision for (recovery of) income taxes	39,000	(14,347)
Net income for the period	$46,258	$86,333
Net (income) loss attributable to non-controlling interests	(121)	57
Net income attributable to OpenText	$46,137	$86,390
Earnings per share—basic attributable to OpenText	$0.17	$0.36
Earnings per share—diluted attributable to OpenText	$0.17	$0.35
Weighted average number of Common Shares outstanding—basic	263,938	242,648
Weighted average number of Common Shares outstanding—diluted	265,818	244,040
Dividends declared per Common Share	$0.1320	$0.1150
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Consolidated Financial Statements are presented on a post share split basis.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2017	2016	2015
Net income for the period	$1,025,915	$284,495	$234,406
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	(4,756)	(3,318)	15,690
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $34, ($928) and ($2,188) for the year ended June 30, 2017, 2016 and 2015, respectively	95	(2,574)	(6,064)
(Gain) loss reclassified into net income - net of tax recovery effect of $67, $1,065 and $2,059 for the year ended June 30, 2017, 2016 and 2015, respectively	186	2,956	5,710
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $840, ($1,612) and ($1,422) for the year ended June 30, 2017, 2016 and 2015, respectively	6,216	(3,374)	(3,302)
Amortization of actuarial loss into net income - net of tax recovery effect of $241, $132 and $89 for the year ended June 30, 2017, 2016 and 2015, respectively	565	347	357
Unrealized net gain (loss) on marketable securities - net of tax effect of nil for the year ended June 30, 2017, 2016 and 2015, respectively	184	445	(12)
Unrealized gain on marketable securities - net of tax effect of nil for the year ended June 30, 2017, 2016 and 2015, respectively	—	—	1,906
Release of unrealized gain on marketable securities - net of tax effect of nil for the year ended June 30, 2017, 2016 and 2015, respectively	—	—	(1,906)
Total other comprehensive income (loss), net, for the period	2,490	(5,518)	12,379
Total comprehensive income	1,028,405	278,977	246,785
Comprehensive (income) loss attributable to non-controlling interests	(256)	(18)	(79)
Total comprehensive income attributable to OpenText	$1,028,149	$278,959	$246,706

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2017	2016	2015
Cash flows from operating activities:
Net income for the period	$1,025,915	$284,495	$234,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	345,715	242,368	240,147
Share-based compensation expense	30,507	25,978	22,047
Excess tax (benefits) on share-based compensation expense	(1,534)	(230)	(1,675)
Pension expense	3,893	4,577	4,796
Amortization of debt issuance costs	5,014	4,678	4,556
Amortization of deferred charges and credits	6,298	9,903	10,525
Loss on sale and write down of property and equipment	784	1,108	1,368
Release of unrealized gain on marketable securities to income	—	—	(3,098)
Deferred taxes	(871,195)	(54,461)	(14,578)
Share in net (income) of equity investees	(5,952)	—	—
Write off of unamortized debt issuance costs	833	—	2,919
Other non-cash charges	1,033	—	—
Changes in operating assets and liabilities:
Accounts receivable	(126,784)	8,985	43,189
Prepaid expenses and other current assets	(7,766)	316	(3,534)
Income taxes and deferred charges and credits	(1,683)	6,294	2,933
Accounts payable and accrued liabilities	53,490	(5,671)	(22,714)
Deferred revenue	3,484	(4,781)	6,775
Other assets	(22,799)	2,163	(5,031)
Net cash provided by operating activities	439,253	525,722	523,031
Cash flows from investing activities:
Additions of property and equipment	(79,592)	(70,009)	(77,046)
Proceeds from maturity of short-term investments	9,212	11,297	17,017
Purchase of ECD Business	(1,622,394)	—	—
Purchase of HP Inc. CCM Business	(315,000)	—	—
Purchase of Recommind, Inc.	(170,107)	—	—
Purchase of HP Inc. CEM Business	(7,289)	(152,711)	—
Purchase of ANXe Business Corporation	143	(104,570)	—
Purchase of Daegis Inc., net of cash acquired	—	(22,146)	—
Purchase consideration for prior period acquisitions	—	(13,644)	(327,792)
Other investing activities	(5,937)	(9,393)	(10,574)
Net cash used in investing activities	(2,190,964)	(361,176)	(398,395)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	1,534	230	1,675
Proceeds from issuance of long-term debt	256,875	600,000	800,000
Proceeds from revolver	225,000	—	—
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	35,593	20,097	15,240
Proceeds from issuance of Common Shares under the public Equity Offering	604,223	—	—
Repayment of long-term debt and revolver	(57,880)	(8,000)	(530,284)
Debt issuance costs	(7,240)	(6,765)	(18,271)
Equity issuance costs	(19,574)	—	—
Common Shares repurchased	—	(65,509)	—
Purchase of treasury stock	(8,198)	(10,627)	(10,126)
Repurchase of non-controlling interest	(208)	—	—
Payments of dividends to shareholders	(120,581)	(99,262)	(87,629)
Net cash provided by financing activities	909,544	430,164	170,605
Foreign exchange gain (loss) on cash held in foreign currencies	1,767	(10,952)	(23,132)
Increase (decrease) in cash and cash equivalents during the period	(840,400)	583,758	272,109
Cash and cash equivalents at beginning of the period	1,283,757	699,999	427,890
Cash and cash equivalents at end of the period	$443,357	$1,283,757	$699,999

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income for the period	$46,258	$86,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	103,071	62,562
Share-based compensation expense	8,134	6,898
Excess tax expense (benefits) on share-based compensation expense	52	27
Pension expense	940	1,118
Amortization of debt issuance costs	1,233	1,208
Amortization of deferred charges and credits	(140)	2,653
Loss on sale and write down of property and equipment	784	—
Deferred taxes	19,049	(38,769)
Share in net (income) loss of equity investees	201	—
Changes in operating assets and liabilities:
Accounts receivable	(89,689)	(13,167)
Prepaid expenses and other current assets	(1,532)	2,905
Income taxes and deferred charges and credits	(3,253)	3,004
Accounts payable and accrued liabilities	36,969	21,763
Deferred revenue	(3,433)	(17,345)
Other assets	(16,164)	(70)
Net cash provided by operating activities	102,480	119,120
Cash flows from investing activities:
Additions of property and equipment	(29,521)	(21,112)
Proceeds from maturity of short-term investments	—	2,058
Purchase of HP Inc. CEM Business	—	(152,711)
Purchase of ANXe Business Corporation	—	(104,570)
Other investing activities	(2,924)	(3,269)
Net cash used in investing activities	(32,445)	(279,604)
Cash flows from financing activities:
Excess tax (expense) benefits on share-based compensation expense	(52)	(27)
Proceeds from issuance of long-term debt	—	600,000
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	8,925	8,269
Repayment of long-term debt and revolver	(51,940)	(2,000)
Debt issuance costs	(1,040)	(6,765)
Equity issuance costs	(102)	—
Purchase of treasury stock	(3,953)	—
Repurchase of non-controlling interest	(208)	—
Payments of dividends to shareholders	(34,628)	(27,635)
Net cash provided by (used in) financing activities	(82,998)	571,842
Foreign exchange gain (loss) on cash held in foreign currencies	7,320	(5,006)
Increase (decrease) in cash and cash equivalents during the period	(5,643)	406,352
Cash and cash equivalents at beginning of the period	449,000	877,405
Cash and cash equivalents at end of the period	$443,357	$1,283,757

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP).These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are calculated as net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated as net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2017. (In thousands except for per share amounts)
	Three Months Ended June 30, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$79,588		$(390)	(1)	$79,198
Customer support	35,224		(313)	(1)	34,911
Professional service and other	58,028		(449)	(1)	57,579
Amortization of acquired technology-based intangible assets	43,288		(43,288)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	444,038	66.9%	44,440	(3)	488,478	73.6%
Operating expenses
Research and development	81,301		(1,777)	(1)	79,524
Sales and marketing	129,541		(2,450)	(1)	127,091
General and administrative	47,499		(2,755)	(1)	44,744
Amortization of acquired customer-based intangible assets	42,594		(42,594)	(2)	—
Special charges (recoveries)	19,461		(19,461)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	106,452	16.0%	113,477	(5)	219,929	33.1%
Other income (expense), net	11,178		(11,178)	(6)	—
Provision for (recovery of) income taxes	39,000		(10,731)	(7)	28,269
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	46,137		113,030	(8)	159,167
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.17		$0.43	(8)	$0.60

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 46% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$46,137	$0.17
Add:
Amortization	85,882	0.32
Share-based compensation	8,134	0.03
Special charges (recoveries)	19,461	0.07
Other (income) expense, net	(11,178)	(0.04)
GAAP-based provision for (recovery of ) income taxes	39,000	0.15
Non-GAAP-based provision for income taxes	(28,269)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$159,167	$0.60

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2017
GAAP-based net income, attributable to OpenText	$46,137
Add:
Provision for (recovery of) income taxes	39,000
Interest and other related expense, net	32,372
Amortization of acquired technology-based intangible assets	43,288
Amortization of acquired customer-based intangible assets	42,594
Depreciation	17,190
Share-based compensation	8,134
Special charges (recoveries)	19,461
Other (income) expense, net	(11,178)
Adjusted EBITDA	$236,998

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2017. (In thousands except for per share amounts)
	Year Ended June 30, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$300,255		$(1,229)	(1)	$299,026
Customer support	122,753		(1,079)	(1)	121,674
Professional service and other	195,195		(1,451)	(1)	193,744
Amortization of acquired technology-based intangible assets	130,556		(130,556)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,528,666	66.7%	134,315	(3)	1,662,981	72.6%
Operating expenses
Research and development	281,680		(7,149)	(1)	274,531
Sales and marketing	444,838		(9,680)	(1)	435,158
General and administrative	170,438		(9,919)	(1)	160,519
Amortization of acquired customer-based intangible assets	150,842		(150,842)	(2)	—
Special charges (recoveries)	63,618		(63,618)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	352,932	15.4%	375,523	(5)	728,455	31.8%
Other income (expense), net	15,743		(15,743)	(6)	—
Provision for (recovery of) income taxes	(776,364)		867,764	(7)	91,400
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	1,025,659		(507,984)	(8)	517,675
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$4.01		$(1.99)	(8)	$2.02

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 311% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$1,025,659	$4.01
Add:
Amortization	281,398	1.10
Share-based compensation	30,507	0.12
Special charges (recoveries)	63,618	0.25
Other (income) expense, net	(15,743)	(0.06)
GAAP-based provision for (recovery of) income taxes	(776,364)	(3.03)
Non-GAAP based provision for income taxes	(91,400)	(0.37)
Non-GAAP-based net income, attributable to OpenText	$517,675	$2.02
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2017
GAAP-based net income, attributable to OpenText	$1,025,659
Add:
Provision for (recovery of) income taxes	(776,364)
Interest and other related expense, net	119,124
Amortization of acquired technology-based intangible assets	130,556
Amortization of acquired customer-based intangible assets	150,842
Depreciation	64,318
Share-based compensation	30,507
Special charges (recoveries)	63,618
Other (income) expense, net	(15,743)
Adjusted EBITDA	$792,517

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2017. (In thousands except for per share amounts)
	Three Months Ended March 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$77,225		$(268)	(1)	$76,957
Customer support	34,442		(261)	(1)	34,181
Professional service and other	55,529		(89)	(1)	55,440
Amortization of acquired technology-based intangible assets	39,285		(39,285)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	382,641	64.5%	39,903	(3)	422,544	71.2%
Operating expenses
Research and development	77,086		(1,634)	(1)	75,452
Sales and marketing	117,498		(2,081)	(1)	115,417
General and administrative	44,828		(2,328)	(1)	42,500
Amortization of acquired customer-based intangible assets	40,825		(40,825)	(2)	—
Special charges (recoveries)	20,586		(20,586)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	65,261	11.0%	107,357	(5)	172,618	29.1%
Other income (expense), net	1,424		(1,424)	(6)	—
Provision for (recovery of) income taxes	13,239		7,798	(7)	21,037
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	21,616		98,135	(8)	119,751
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.08		$0.37	(8)	$0.45

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$21,616	$0.08
Add:
Amortization	80,110	0.30
Share-based compensation	6,661	0.03
Special charges (recoveries)	20,586	0.08
Other (income) expense, net	(1,424)	(0.01)
GAAP-based provision for (recovery of ) income taxes	13,239	0.05
Non-GAAP-based provision for income taxes	(21,037)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$119,751	$0.45

Reconciliation of Adjusted EBITDA

Three months ended March 31, 2017
GAAP-based net income, attributable to OpenText	$21,616
Add:
Provision for (recovery of) income taxes	13,239
Interest and other related expense, net	31,734
Amortization of acquired technology-based intangible assets	39,285
Amortization of acquired customer-based intangible assets	40,825
Depreciation	16,557
Share-based compensation	6,661
Special charges (recoveries)	20,586
Other (income) expense, net	(1,424)
Adjusted EBITDA	$189,079

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2016. (In thousands except for per share amounts)
	Three Months Ended June 30, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$64,889		$(312)	(1)	$64,577
Customer support	25,237		(269)	(1)	24,968
Professional service and other	41,546		(540)	(1)	41,006
Amortization of acquired technology-based intangible assets	17,994		(17,994)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	331,031	68.4%	19,115	(3)	350,146	72.4%
Operating expenses
Research and development	53,747		(836)	(1)	52,911
Sales and marketing	95,815		(3,026)	(1)	92,789
General and administrative	33,330		(1,915)	(1)	31,415
Amortization of acquired customer-based intangible assets	29,637		(29,637)	(2)	—
Special charges (recoveries)	10,092		(10,092)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	93,479	19.3%	64,621	(5)	158,100	32.7%
Other income (expense), net	409		(409)	(6)	—
Provision for (recovery of) income taxes	(14,347)		41,644	(7)	27,297
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	86,390		22,568	(8)	108,958
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.35		$0.10	(8)	$0.45

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 20% and a Non-GAAP-based tax rate of approximately 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$86,390	$0.35
Add:
Amortization	47,631	0.20
Share-based compensation	6,898	0.03
Special charges (recoveries)	10,092	0.04
Other (income) expense, net	(409)	—
GAAP-based provision for (recovery of ) income taxes	(14,347)	(0.06)
Non-GAAP-based provision for income taxes	(27,297)	(0.11)
Non-GAAP-based net income, attributable to OpenText	$108,958	$0.45

Reconciliation of Adjusted EBITDA

Three months ended June 30, 2016
GAAP-based net income, attributable to OpenText	$86,390
Add:
Provision for (recovery of) income taxes	(14,347)
Interest and other related expense, net	21,902
Amortization of acquired technology-based intangible assets	17,994
Amortization of acquired customer-based intangible assets	29,637
Depreciation	14,931
Share-based compensation	6,898
Special charges (recoveries)	10,092
Other (income) expense, net	(409)
Adjusted EBITDA	$173,088

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2016. (In thousands except for per share amounts)
	Year Ended June 30, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$244,021		$(953)	(1)	$243,068
Customer support	89,861		(900)	(1)	88,961
Professional service and other	155,584		(1,626)	(1)	153,958
Amortization of acquired technology-based intangible assets	74,238		(74,238)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,250,228	68.5%	77,717	(3)	1,327,945	72.8%
Operating expenses
Research and development	194,057		(2,824)	(1)	191,233
Sales and marketing	344,235		(12,069)	(1)	332,166
General and administrative	140,397		(7,606)	(1)	132,791
Amortization of acquired customer-based intangible assets	113,201		(113,201)	(2)	—
Special charges (recoveries)	34,846		(34,846)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	368,563	20.2%	248,263	(5)	616,826	33.8%
Other income (expense), net	(1,423)		1,423	(6)	—
Provision for (recovery of) income taxes	6,282		101,793	(7)	108,075
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	284,477		147,893	(8)	432,370
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.17		$0.60	(8)	$1.77

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of

20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$284,477	$1.17
Add:
Amortization	187,439	0.77
Share-based compensation	25,978	0.10
Special charges (recoveries)	34,846	0.14
Other (income) expense, net	1,423	0.01
GAAP-based provision for (recovery of) income taxes	6,282	0.03
Non-GAAP based provision for income taxes	(108,075)	(0.45)
Non-GAAP-based net income, attributable to OpenText	$432,370	$1.77

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2016
GAAP-based net income, attributable to OpenText	$284,477
Add:
Provision for (recovery of) income taxes	6,282
Interest and other related expense, net	76,363
Amortization of acquired technology-based intangible assets	74,238
Amortization of acquired customer-based intangible assets	113,201
Depreciation	54,929
Share-based compensation	25,978
Special charges (recoveries)	34,846
Other (income) expense, net	1,423
Adjusted EBITDA	$671,737

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and years ended June 30, 2017 and 2016:

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	16%	25%	15%
GBP	6%	6%	7%	7%
CAD	4%	10%	5%	12%
USD	58%	52%	54%	49%
Other	10%	16%	9%	17%
Total	100%	100%	100%	100%

	Year Ended June 30, 2017		Year Ended June 30, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	15%	24%	15%
GBP	6%	7%	8%	7%
CAD	4%	11%	4%	12%
USD	58%	52%	54%	49%
Other	10%	15%	10%	17%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).